                                                                      EXHIBIT 11


                               CORVEL CORPORATION

                        COMPUTATION OF PER SHARE EARNINGS

                                                             Three months ended
                                                                  June 30,
                                                         -------------------------
                                                             1998           1999
                                                         ----------     ----------
BASIC EARNINGS PER SHARE

     Weighted average common shares outstanding           8,212,000      8,128,000
                                                         ==========     ==========
     Net Income                                          $2,501,000     $2,877,000
                                                         ==========     ==========
     Earnings per common and common equivalent share     $      .30     $      .35
                                                         ==========     ==========


                                                             Three months ended
                                                                  June 30,
                                                         -------------------------
                                                            1998           1999
                                                         ----------     ----------
DILUTED EARNINGS PER SHARE

     Weighted average common shares outstanding           8,212,000      8,128,000

     Net effect of dilutive common stock options            126,000         99,000
                                                         ----------     ----------
     Total common and common equivalent shares            8,338,000      8,227,000
                                                         ==========     ==========
     Net Income                                          $2,501,000     $2,877,000
                                                         ==========     ==========
     Earnings per common and common equivalent share     $      .30     $      .35
                                                         ==========     ==========